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                                                                     EXHIBIT 5.1


                                            , 2000
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Board of Directors
MindLeaders.com, Inc.
851 West Third Avenue
Columbus, Ohio 43212

Gentlepeople:

          We are acting as counsel to MindLeaders.com, Inc., an Ohio corporation (the "Company"), in connection with the issuance and sale by the Company of up to 3,565,000 of its common shares, without par value, including 465,000 common shares subject to an over-allotment option (collectively, the "Common Shares"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-87273), as amended, filed by the Company with the Securities and Exchange Commission for the registration of the sale of such Common Shares under the Securities Act of 1933, as amended (the "Registration Statement").

          As counsel for the company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Ohio. We are also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that when the Common Shares to be issued and sold by the Company have been delivered by the Company against payment of the purchase price therefor, as specified in the Registration Statement when it shall become effective, said Common Shares will be validly issued and outstanding, fully paid and non-assessable.

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Board of Directors
Page 2


          We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,



                                             VORYS, SATER, SEYMOUR AND PEASE LLP